Exhibit 5.1

May 2, 2012

Snap Interactive, Inc.
462 7th Avenue, 4th Floor
New York, NY 10018

Re:	Snap Interactive, Inc. Post-Effective Amendment No. 1 to Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Snap Interactive, Inc., a Delaware corporation (the “Company”), with respect to certain legal matters in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Post-Effective Amendment No. 1 to Registration Statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement relates to the offer and sale by the selling stockholders named in the Registration Statement (the “Selling Stockholders”) from time to time, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), of up to 6,630,000 shares of the Company’s common stock, $0.001 par value per share (“Common Stock”), consisting of (i) 4,287,500 shares of Common Stock (the “Common Shares”), (ii) 2,087,500 shares of Common Stock (the “Investor Warrant Shares”) issuable upon the exercise of outstanding investors’ warrants (the “Investor Warrants”), and (iii) 255,000 shares of Common Stock (the “Placement Agent Warrant Shares”) issuable upon the exercise of outstanding placement agents’ warrants (the “Placement Agent Warrants”).  The Investor Warrant Shares and the Placement Agent Warrant Shares are collectively referred to herein as the “Warrant Shares.”  The Common Shares and the Warrant Shares are collectively referred to herein as the “Shares.”  The Investor Warrants and the Placement Agent Warrants are collectively referred to herein as the “Warrants.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

The opinion expressed herein is limited to the Delaware General Corporation Law, as currently in effect (the “DGCL”), applicable provisions of the Constitution of the State of Delaware, as currently in effect (the “Delaware Constitution”), and judicial decisions reported as of the date hereof that interpret the DGCL and such applicable provisions of the Delaware Constitution (collectively, “Delaware Law”).

In rendering this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Certificate of Incorporation and Amended and Restated By-Laws of the Company, each as amended and/or restated as of the date hereof; (ii) certain resolutions of the board of directors of the Company related to the issuance of the Shares and the Warrants and related matters; (iii) the Registration Statement and all exhibits thereto; (iv) the specimen Common Stock certificate; (v) the form of Warrants; (vi) a certificate executed by an officer of the Company, dated as of the date hereof; and (vii) such other records, documents and instruments as we considered appropriate for purposes of the opinion stated herein.

In making the foregoing examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents submitted to us as certified or photostatic copies thereof and the authenticity of the originals of such latter documents.  As to all questions of fact material to the opinion stated herein, we have, without independent third party verification of their accuracy, relied in part, to the extent we deemed reasonably necessary or appropriate, upon the representations and warranties of the Company contained in such documents, records, certificates, instruments or representations furnished or made available to us by the Company.  Finally, we have assumed that any certificates representing the Warrant Shares, when issued, will comply with Delaware Law and the Certificate of Incorporation, as amended, and the Amended and Restated By-Laws, as amended, of the Company.

Snap Interactive, Inc.
May 2, 2012

Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that:

1.           The Common Shares are validly issued, fully paid, non-assessable shares of Common Stock of the Company.

2.           The Warrant Shares, when issued upon the due exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement.  In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours, /s/ Haynes and Boone, LLP HAYNES AND BOONE, LLP